Birner Dental Management Services, Inc. Announces Earnings For 3Q 2012

DENVER, Nov. 13, 2012 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), operators of PERFECT TEETH® dental practices and Vantage Dental Implant Center, announced results for the quarter and nine months ended September 30, 2012. For the quarter ended September 30, 2012, revenue increased $217,000, or 1.4%, to $15.7 million. The Company's earnings before interest, taxes, depreciation, amortization, and non-cash expense associated with stock-based compensation ("Adjusted EBITDA") increased $307,000, or 24.7%, to $1.6 million for the quarter ended September 30, 2012. Net income for the quarter ended September 30, 2012 increased $9,000, or 2.4%, to $383,000 compared to $374,000 for the quarter ended September 30, 2011. Earnings per share increased to $0.21 for the quarter ended September 30, 2012 compared to $0.20 for the quarter ended September 30, 2011.

For the nine months ended September 30, 2012, revenue decreased $1.3 million, or 2.7%, to $47.7 million. The Company's Adjusted EBITDA remained constant at $4.1 million for the nine months ended September 30, 2012 and 2011. Net income for the nine months ended September 30, 2012 decreased $291,000, or 25.9%, to $834,000 compared to $1.1 million for the nine months ended September 30, 2011. Earnings per share decreased to $0.45 for the nine months ended September 30, 2012 compared to $0.59 for the nine months ended September 30, 2011.

For the three months ended September 30, 2012, the revenue increase was largely due to patients accepting more expensive treatment plans. For the nine months ended September 30, 2012, revenue was negatively impacted in the first and second quarters by the general economic weakness in the Company's markets, which resulted in patients accepting less expensive treatment plans relative to the same period of 2011.

The Company has leased space for two de novo offices. One office, which is located in the Tucson, Arizona market, opened on October 31, 2012. The Company anticipates the other office, which is located in the Denver/Boulder, Colorado market, will open in December 2012. The Company anticipates approximately $500,000 in capital expenditures at each de novo office. The Company also has signed letters of intent for two additional de novo office locations. The Company does not anticipate opening either of these offices until after the first quarter of 2013.

During the first nine months of 2012, the Company had capital expenditures of approximately $3.1 million, paid out approximately $1.2 million in dividends to its shareholders, and purchased 37,787 shares of its Common Stock for approximately $622,000. During the first nine months of 2012, total bank debt outstanding increased by approximately $984,000. The Company's outstanding bank debt has increased because of the Company's commitment to upgrading its existing offices through extensive remodels and/or office relocations and its continued commitment to converting its offices to digital radiography. During the nine months ended September 30, 2012, the Company completed remodels and/or relocations on four of its offices and converted four additional offices to digital radiography.

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico and Arizona. The Company currently manages 65 dental offices, of which 38 were acquired and 27 were de novo developments. The Company currently has 116 dentists. The Company operates its dental offices under the PERFECT TEETH® name. The Company also operates one Vantage Dental Implant Center in Denver, Colorado.

The Company previously announced it would conduct a conference call to review results for the quarter ended September 30, 2012 on Tuesday, November 13, 2012 at 9:00 a.m. MST. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-428-9473 and refer to Confirmation Code 8569254 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on November 13, the rebroadcast number is 1-888-203-1112 with the pass code of 8569254. This rebroadcast will be available through November 27, 2012.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net income.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
	Quarters Ended				Nine Months Ended
	September 30,				September 30,
	2011		2012		2011		2012

REVENUE:	$ 15,492,724		$ 15,709,423		$ 48,984,473		$ 47,684,538

DIRECT EXPENSES:
Clinical salaries and benefits	8,767,612		8,823,264		27,716,934		26,912,387
Dental supplies	658,705		689,283		2,157,987		2,078,765
Laboratory fees	679,304		751,534		2,188,635		2,303,063
Occupancy	1,381,849		1,401,550		4,060,977		4,137,110
Advertising and marketing	758,776		353,004		1,944,036		1,730,667
Depreciation and amortization	633,200		725,719		1,860,980		2,060,675
General and administrative	1,364,070		1,249,314		4,398,635		3,694,149
	14,243,516		13,993,668		44,328,184		42,916,816

Contribution from dental offices	1,249,208		1,715,755		4,656,289		4,767,722

CORPORATE EXPENSES:
General and administrative	580,564	(1)	1,018,319	(1)	2,658,299	(2)	3,205,073	(2)
Depreciation and amortization	35,575		41,308		86,578		118,467

OPERATING INCOME	633,069		656,128		1,911,412		1,444,182
Interest expense, net	19,883		28,018		66,178		76,796

INCOME BEFORE INCOME TAXES	613,186		628,110		1,845,234		1,367,386
Income tax expense	239,141		244,963		719,641		533,281

NET INCOME	$ 374,045		$ 383,147		$ 1,125,593		$ 834,105

Net income per share of Common Stock - Basic	$ 0.20		$ 0.21		$ 0.61		$ 0.45

Net income per share of Common Stock - Diluted	$ 0.20		$ 0.21		$ 0.59		$ 0.45

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.64		$ 0.66

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,859,362		1,841,817		1,855,984		1,839,788

Diluted	1,914,075		1,851,445		1,917,594		1,849,842

(1)

Corporate expense - general and administrative includes $104,759 of stock-based compensation expense pursuant to ASC Topic 718 and ($162,828) related to a long-term incentive program for the quarter ended September 30, 2011 and  $127,621 of stock-based compensation expense pursuant to ASC Topic 718 for the quarter ended September 30, 2012.

(2)

Corporate expense - general and administrative includes $238,415 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2011 and  $472,585 of stock-based compensation expense pursuant to ASC Topic 718 for the nine months ended September 30, 2012.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	September 30,
ASSETS	2011	2012
CURRENT ASSETS:
Cash and cash equivalents	$ 923,878	$ 502,407
Accounts receivable, net of allowance for doubtful
accounts of $302,000 and $314,000, respectively	2,855,726	3,046,507
Deferred tax asset	197,327	197,327
Prepaid expenses and other assets	639,116	669,146

Total current assets	4,616,047	4,415,387

PROPERTY AND EQUIPMENT, net	5,789,521	7,343,237

OTHER NONCURRENT ASSETS:
Intangible assets, net	11,095,926	10,418,631
Deferred charges and other assets	165,267	159,441
Notes receivable	155,419	132,318

Total assets	$ 21,822,180	$ 22,469,014

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,111,155	$ 2,011,963
Accrued expenses	1,973,593	1,742,338
Accrued payroll and related expenses	1,731,273	2,129,467
Income taxes payable	115,038	250,582
Current maturities of long-term debt	-	400,000

Total current liabilities	5,931,059	6,534,350

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,309,279	2,309,279
Long-term debt, net of current maturities	4,251,068	4,835,158
Other long-term obligations	1,504,684	1,496,253

Total liabilities	13,996,090	15,175,040

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,837,519 and 1,842,402 shares issued and outstanding, respectively	368,186	219,074
Retained earnings	7,457,904	7,074,900

Total shareholders' equity	7,826,090	7,293,974

Total liabilities and shareholders' equity	$ 21,822,180	$ 22,469,014

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net income can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax expense to net income as in the table below.

	Quarters		Nine Months
	Ended September 30,		Ended September 30,
	2011	2012	2011	2012
RECONCILIATION OF ADJUSTED EBITDA:
Net income	$374,045	$383,147	$1,125,593	$834,105
Add back:
Depreciation and amortization - Offices	633,200	725,719	1,860,980	2,060,675
Depreciation and amortization - Corporate	35,575	41,308	86,578	118,467
Stock-based compensation expense	-58,069	127,621	238,414	472,585
Interest expense, net	19,883	28,018	66,178	76,796
Income tax expense	239,141	244,963	719,641	533,281

Adjusted EBITDA	$1,243,775	$1,550,776	$4,097,384	$4,095,909